UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): December 3, 1998 (September 23, 1998)

                              AGRILINK FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

                 New York                              33-56517                         16-0845824


(State or other jurisdiction of incorporation) (Commission File Number)(IRS Employer Identification Number)


                    90 Linden Oaks, Rochester, New York   14625
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number Including Area Code: (716) 383-1850

Item 2.       Acquisition or Disposition of Assets

The undersigned registrant hereby supplements the following item of its Current Report on Form 8-K dated September 23, 1998, and filed on October 5, 1998, as set forth in the pages attached hereto:

Item 7.  Financial Statements and Exhibits:

(a)  Financial statements

     (i)  Dean  Foods  Vegetable  Company

          Report of Independent  Accountants

          Consolidated  Statements  of Income for the years ended May 31,  1998,
               May 25, 1997 and May 26, 1996

          Consolidated  Balance  Sheets as of May 31, 1998, May 25, 1997 and May
               26, 1996

          Consolidated  Statements  of Cash  Flows for the  years  ended May 31,
               1998, May 25, 1997 and May 26, 1996

          Notes to Consolidated Financial Statements

          Unaudited Condensed Consolidated Statements of Income for the three months ended August 30, 1998 and August 24, 1997

          Unaudited Condensed  Consolidated Balance Sheets as of August 30, 1998
               and August 24, 1997

          Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended August 30, 1998 and August 24, 1997

          Notes to Unaudited Condensed Consolidated Financial Statements

(b)  Pro Forma Financial Information

     (i)  Agrilink Foods, Inc.

          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 27, 1998

          Notes to Unaudited  Pro  Forma  Condensed  Consolidated  Statement  of
               Operations for the year ended June 27, 1998

          Unaudited Pro Forma Condensed Consolidated Statement of Operations for the quarter ended September 26, 1998

          Notes to Unaudited  Pro  Forma  Condensed  Consolidated  Statement  of
               Operations for the quarter ended September 26, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  AGRILINK FOODS, INC.



Dated:  December 3, 1998              By:  /s/       Earl L. Powers
        ----------------                   ----------------------------------
                                                     EARL L. POWERS,
                                                  VICE PRESIDENT FINANCE
                                                AND CHIEF FINANCIAL OFFICER
                                             (Principal Financial Officer and
                                               Principal Accounting Officer)

     DEAN FOODS VEGETABLE COMPANY

     (A DIVISION OF DEAN FOODS COMPANY)

     CONSOLIDATED FINANCIAL STATEMENTS

     YEARS ENDED MAY 31, 1998, MAY 25,
     1997 AND MAY 26, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Dean Foods Company


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Dean Foods Vegetable Company and subsidiaries ("DFVC"), a division of Dean Foods Company ("DFC"), at May 31, 1998, May 25, 1997 and May 26, 1996, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICEWATERHOUSECOOPERS LLP

August 31, 1998

                          DEAN FOODS VEGETABLE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME

                             (dollars in thousands)
                                                             YEAR ENDED
                                                   May 31,      May 25,      May 26,
                                                    1998         1997          1996
                                                    ----         ----          ----

NET SALES (Note 2)                                $541,243      $549,286    $569,836

OPERATING COSTS AND EXPENSES:
    Cost of products sold (Note 2)                 397,577       406,703     450,599
    Selling, general and administrative
       expenses (Note 3)                           106,256       108,809     114,606
    Special charge (Note 13)                             -         9,644      37,346
    Interest expense - related parties (Note 3)      9,170        10,270      12,010
    Other, net                                      (1,193)         (648)       (560)
                                                  --------      --------    --------
                                                   511,810       534,778     614,001
                                                  --------      --------    --------

NET INCOME (LOSS) BEFORE INCOME TAXES               29,433        14,508     (44,165)

PROVISION (BENEFIT) FOR INCOME TAXES
   (Notes 2 and 7)                                  11,773         5,803     (17,224)
                                                  --------      --------    --------

NET INCOME (LOSS)                                 $ 17,660      $  8,705    $(26,941)
                                                  ========      ========    ========


                          DEAN FOODS VEGETABLE COMPANY

                           CONSOLIDATED BALANCE SHEETS

                             (dollars in thousands)
                                                                      May 31,    May 25,     May 26,
                                                                       1998       1997        1996
                                                                      -------    -------     -------
                                     ASSETS

CURRENT ASSETS:
     Cash (Note 2)                                                   $    301   $    235    $    227
     Accounts receivable, less allowance for doubtful accounts
        of $500, $500 and $510, respectively (Notes 2 and 3)           32,451     35,315      36,758
     Inventories (Notes 2 and 4)                                      125,717    143,561     158,390
     Deferred tax assets (Notes 2 and 7)                               12,868     15,450      18,697
     Prepaid Slotting (Note 2)                                          5,092      3,677       3,576
     Other                                                              3,837      4,648       6,791
                                                                     --------   --------    --------
         TOTAL CURRENT ASSETS                                         180,266    202,886     224,439
                                                                     --------   --------    --------

PROPERTY, PLANT AND EQUIPMENT, net (Notes 2 and 5)                    133,276    145,374     150,595
OTHER ASSETS:
     Goodwill, net of amortization of $2,570, $1,978 and
        $1,397, respectively (Note 2)                                  20,673     21,265      21,846
     Other intangible assets, net of amortization of $2,965,
        $2,293 and $1,634, respectively (Note 2)                       23,130     23,802      24,462
     Other                                                              2,400      2,844       3,971
                                                                     --------   --------    --------
         TOTAL ASSETS                                                $359,745   $396,171    $425,313
                                                                     ========   ========    ========

                             LIABILITIES AND EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                $ 22,422   $ 28,432    $ 26,237
     Accounts payable to related parties (Note 3)                      23,943     11,220      15,521
     Accrued liabilities (Notes 8 and 13)                              32,244     31,869      35,408
     Current Portion of note payable to related parties (Note 3)        5,370      5,056       8,633
     Current portion of long-term debt (Note 9)                           503        712         692
                                                                     --------   --------    --------
         TOTAL CURRENT LIABILITIES                                     84,482     77,289      86,491
                                                                     --------   --------    --------

LONG-TERM LIABILITIES:
     Long-term debt (Note 9)                                            2,450      2,995       3,669
     Note payable to related parties (Note 3)                           4,208      8,501      12,505
     Deferred income taxes (Notes 2 and 7)                             19,151     19,152      17,329
     Other                                                              3,257      2,824       2,664
                                                                     --------   --------    --------
         TOTAL LONG-TERM LIABILITIES                                   29,066     33,472      36,167
                                                                     --------   --------    --------

COMMITMENTS AND CONTINGENCIES (Note 15)                                     -          -           -
                                                                     --------   --------    --------
EQUITY:
     Investments by and advances from DFC (Note 3)                    246,197    285,410     302,655
                                                                     --------   --------    --------
         TOTAL EQUITY                                                 246,197    285,410     302,655
                                                                     --------   --------    --------
         TOTAL LIABILITIES AND EQUITY                                $359,745   $396,171    $425,313
                                                                     ========   ========    ========



                                           DEAN FOODS VEGETABLE COMPANY

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              (dollars in thousands)

                                                                            YEAR ENDED
                                                                 May 31,      May 25,     May 26,
                                                                  1998         1997        1996
                                                                  ----         ----        ----
CASH FLOWS FROM OPERATIONS:
    Net income (loss)                                          $ 17,660     $  8,705     $(26,941)
    Adjustments to reconcile net income (loss) to net
       cash provided from operations:
        Depreciation and amortization                            19,167       20,658       23,494
        Deferred income taxes                                     2,581        5,070      (13,211)
        Other current assets                                     10,485        8,195        4,981
        Other long-term assets                                      444        1,127         (666)
        Special charge                                                -        9,644       37,346
        Other                                                     7,765        3,622       (6,287)
        Change in working capital items:
          Decrease in accounts receivable                         2,864        1,443        6,807
          (Increase) decrease in inventories                     17,844       14,829       12,534
          Increase in other current assets                      (11,089)      (6,153)      (9,830)
          Increase (decrease) in accounts payable
             and other accrued expense                            4,745      (17,890)      (2,647)
                                                               --------     --------     --------
        NET CASH PROVIDED FROM
          OPERATIONS                                             72,466       49,250       25,580
                                                               --------     --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                        (11,253)     (15,373)     (15,585)
    Proceeds from dispositions of property,
       plant and equipment                                          459          316          763
    Acquisitions, net of cash received                                -            -      (21,748)
                                                               --------     --------     ---------
        NET CASH USED IN INVESTING
           ACTIVITIES                                           (10,794)     (15,057)     (36,570)
                                                               --------     --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of long-term debt                                   (754)        (654)        (636)
    Net repayments of notes payable to related parties           (3,979)      (7,581)     (17,614)
    Increase (decrease) in advances from DFC (Note 3)           (56,873)     (25,950)      29,429
                                                               --------     --------     --------
        NET CASH PROVIDED FROM (USED IN)
          FINANCING ACTIVITIES                                  (61,606)     (34,185)      11,179
                                                               --------     --------     --------

NET INCREASE IN CASH                                                 66            8          189
CASH, beginning of year                                             235          227           38
                                                               --------     --------     --------
CASH, end of year                                              $    301     $    235     $    227
                                                               ========     ========     ========

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Dean Foods Vegetable Company and its subsidiaries ("DFVC") is a division of Dean Foods Company ("DFC") and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

The accompanying consolidated financial statements reflect the "carve-out" financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DFVC's fiscal year ends on the last Sunday in May. There were 53 weeks in the fiscal year ended May 1998, whereas there were 52 weeks in fiscal 1997 and 1996.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Temporary Cash Investments

DFVC considers temporary cash investments with an original maturity of three months or less to be cash equivalents.

Receivables

Accounts receivable are presented net of certain promotional and marketing allowances.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for finished frozen and canned products and by the first-in, first-out (FIFO) method for all other inventories. The FIFO method would approximate the actual cost. Market for raw materials is based on replacement costs and for other inventory classifications on net realizable value.

Prepaid Slotting

Slotting allowances are capitalized and amortized over twelve months.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Major renewals and betterments are capitalized while repairs and maintenance which do not improve or extend useful life are expensed currently. Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

For   financial   statement   purposes,   depreciation   is  calculated  by  the
straight-line method over the following useful lives: buildings and improvements, 10 to 40 years; machinery and equipment, 3 to 12 years; transportation equipment, 4 years. For income tax purposes, depreciation is calculated using accelerated methods for certain assets.

Certain land, buildings, and machinery and equipment having a net carrying value of $6,796 were mortgaged or otherwise encumbered against related debt of $503 at May 31, 1998.

Goodwill and Intangible Assets

Excess of cost over fair market value of net identifiable assets of acquired companies and other intangible assets are amortized on a straight-line basis over estimated useful lives not exceeding forty years.

Long-Lived Assets

DFVC continually reviews intangible assets and property plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of the undiscounted future cash flows or, in the case of goodwill, undiscounted operating earnings, over the remaining life of the asset is compared to the carrying amount to determine whether an impairment exists. DFVC believes that no indicators of impairment of long-lived assets existed at May 31, 1998.

                         DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)
Income Taxes

DFVC is included in the consolidated U.S. federal and state income tax returns of DFC. The provision for income taxes has been determined as if DFVC had filed separate tax returns under its existing structure for the periods presented. Accordingly, the effective tax rate of DFVC in future years could vary from its historical effective rates depending on DFVC's future legal structure and tax elections. All income taxes are settled with DFC on a current basis through the "Investments by and advances from DFC" account.

Provision has been made for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

Revenue Recognition

Revenues are recognized when products are shipped.

Cost of Products Sold

Cost of products sold includes raw materials, labor and overhead.

Advertising Expenses

DFVC expenses all costs associated with advertising as incurred or when the advertising takes place. Advertising expense was $13,918, $14,252 and $15,344 for the years ended 1998, 1997 and 1996, respectively.

Fair Value of Financial Instruments

The carrying amount of DFVC's financial instruments, which primarily include cash, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

Concentrations of Credit Risk

Financing instruments, which potentially subject DFVC to significant concentrations of credit risk, consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. DFVC had gross sales in excess of 10% to one customer in 1998 amounting to approximately $55,700.

                         DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)



NOTE 3 - RELATED PARTY TRANSACTIONS

DFC provides DFVC certain purchasing, credit, legal, accounting, treasury and tax services. An allocation of the estimated costs, which in the opinion of DFC management approximates actual costs, of these services is charged directly to DFVC each month by DFC corporate using varying historical allocation bases. The allocation process is consistent with the methodology used by DFC corporate to allocate costs of similar services provided to its other business units. In the opinion of management, these allocated costs are reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. The allocated costs of these services, which aggregated $2,808, $2,648 and $2,743 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

DFC maintains a transportation and distribution division that is used by DFVC and other of DFC's divisions. DFVC is charged for shipments at estimated standard carrier rates which may differ from prices that would result from transactions among unrelated parties. The allocated costs for these services, which aggregated $11,330, $8,950 and $9,307 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

DFVC incurs an annual charge for interest expense from DFC based on a formula which takes into consideration its percentage of certain assets and liabilities in relation to the total for DFC of these assets and liabilities (net invested capital). Management believes that the basis used for allocating corporate interest is reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. Interest expense is reflected as a separate component in the accompanying consolidated statements of income.

DFC maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. DFVC is charged or credited for the net of cash receipts and disbursements each month.

DFVC and DFC's other divisions engage in transactions with certain of the same customers. In certain instances, due to the resulting collections from these customers, related party receivables and payables arise. Related party payables also arise from DFVC's relationship with DFC's transportation and distribution division. Also, DFVC has related party notes payable to DFC. All of these relationships are reflected in the accompanying consolidated balance sheet.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


The aforementioned related party activity is primarily settled through the Investments by and advancements from DFC account. The following table sets forth the net activity in the Investments by and advances from DFC account for the fiscal years ended May 1998, 1997 and 1996:

                                     1998         1997         1996
                                     ----         ----         ----

Balance, beginning of year         $285,410     $302,655     $300,167
Net income (loss)                    17,660        8,705      (26,941)
(Charges) advances from DFC, net    (56,873)     (25,950)      29,429
                                   --------     --------     --------
Balance, end of year               $246,197     $285,410     $302,655
                                   ========     ========     ========


NOTE 4 - INVENTORIES

Inventories at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:

                        1998        1997        1996
                        ----        ----        ----

Raw materials        $ 15,126    $ 16,167    $ 18,960
Work-in-process        31,518      43,520      50,986
Finished goods         84,474      92,011      92,913
                     --------    --------    --------

FIFO Inventory        131,118     151,698     162,859
LIFO Reserve           (5,401)     (8,137)     (4,469)
                     --------    --------    --------

LIFO Inventory       $125,717    $143,561    $158,390
                     ========    ========    ========

During fiscal 1998 and 1997, LIFO inventory quantities were reduced resulting in a partial liquidation of the LIFO basis, the effect of which was not significant.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:


                                           1998         1997         1996
                                           ----         ----         ----

Land                                     $  8,114     $  8,574     $  8,444
Buildings and improvements                 69,324       68,028       64,259
Machinery and equipment                   182,821      192,423      184,332
Transportation equipment                    1,782        1,980        1,988
Construction in progress                    5,416       11,047       10,589
                                         --------     --------     --------


                                          267,457      282,052      269,612
    Less:  Accumulated depreciation      (134,181)    (136,678)    (119,017)
                                         --------     --------     --------

                                         $133,276     $145,374     $150,595
                                         ========     ========     ========

NOTE 6 - OPERATING LEASES

DFVC leases manufacturing, warehouse and office facilities and certain equipment. Future minimum lease payments required under leases having initial or remaining noncancelable leases terms in excess of one year are set forth below. Sublease rental income is not significant.

Operating Leases

1999                            $  948
2000                               908
2001                               829
2002                               124
2003                                45
Thereafter                          52
                                ------
Total minimum rentals           $2,906
                                ======

Rental expense under all operating leases for the years ended 1998, 1997 and 1996 was $3,499, $3,602 and $4,263, respectively.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


NOTE 7 - INCOME TAXES

The provision (benefit) for income taxes for the fiscal years ended May 1998, 1997 and 1996 was as follows:

                                            1998        1997       1996
                                            ----        ----       ----

 Current tax expense (benefit):
     Federal                                $ 7,583    $  605    $ (3,311)
     State                                    1,609       128        (702)
                                            -------    ------    --------
                                              9,192       733      (4,013)
 Deferred tax expense (benefit):
     Federal                                  2,129     4,183     (10,899)
     State                                      452       887      (2,312)
                                            -------    ------    --------
                                              2,581     5,070     (13,211)
                                            -------    ------    --------
  Provision (benefit) for income taxes      $11,773    $5,803    $(17,224)
                                            =======    ======    ========

The effective tax rate differs from the prevailing statutory federal rate for the fiscal years ended May 1998, 1997 and 1996 as follows:

                                   1998      1997      1996
                                   ----      ----      ----

Statutory federal tax rate         35.0%     35.0%    (35.0)%
State, net of federal benefit       4.6       4.6      (4.4)
Other, net                          0.4       0.4       0.4
                                   ----      ----     -----
Effective tax rate                 40.0%     40.0%    (39.0)%
                                   ====      ====     =====

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


The components of the deferred income tax assets and liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                                1998       1997       1996
                                                ----       ----       ----
 Deferred tax assets (net):
     Accounts receivable                    $   (478)   $    108    $  1,395
     Inventory                                 3,698       4,215       4,611
     Employee benefits                         1,871       2,344       3,743
     Vacation pay                                658         538       1,095
     Marketing accruals                        6,604       4,542       4,220
     Future benefit of special charge           (525)      1,009       3,576
     Other                                     1,040       2,694          57
                                            --------    --------    --------
 Total deferred tax assets (net)            $ 12,868    $ 15,450    $ 18,697
                                            ========    ========    ========

 Deferred tax liabilities (net):
     Fixed assets                           $(13,115)   $(15,138)   $(14,560)
     Deferred compensation                       302         362         913
     Intangibles                              (6,299)     (5,662)     (5,251)
     Future benefit of special charge           (361)        960       1,216
     Other                                       322         326         353
                                            --------    --------    --------
 Total deferred tax liabilities (net)       $(19,151)   $(19,152)   $(17,329)
                                            ========    ========    ========

NOTE 8 - ACCRUED LIABILITIES

The components of accrued liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                              1998      1997        1996
                                              ----      ----        ----

Special charge (Note 13)                 $ 4,597      $ 5,793     $10,357
Accrued payroll and employee benefits      8,176        7,942       7,619
Accrued bonuses                            2,508        3,529       2,049
Workers' compensation liability            3,929        4,159       4,494
Accrued coupons and marketing              5,676        5,780       4,918
Other                                      7,358        4,666       5,971
                                         -------      -------     -------
                                         $32,244      $31,869     $35,408
                                         =======      =======     =======

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


NOTE 9 - DEBT

The long-term obligations outstanding at May 31, 1998, May 25, 1997 and May 26, 1996 primarily relate to a $2,450 floating interest rate industrial revenue bond which matures on February 1, 2000. The average borrowing rates during fiscal 1998, 1997 and 1996 were 3.76%, 3.52% and 3.73%, respectively. The obligation is guaranteed by DFC.

DFVC also has a note payable which matures in various installments through December 1, 1998 and bears interest at 9.00%. The long-term portion of the notes payable was $473 and $983 at May 25, 1997 and May 26, 1996, respectively.

NOTE 10 - PENSION LIABILITIES

DFVC's salaried employees are included in DFC-sponsored defined benefit plans which cover substantially all of the salaried employees of the divisions of DFC. DFVC's hourly employees are included in DFC-sponsored defined benefit or multi-employer union plans. Net periodic pension expense is based upon determinations made by independent actuaries. The funded status of the plans relative to DFVC's participation is not separately determined and accordingly, no pension obligation other than current expense allocations are included in the accompanying financial statements.

The DFC-sponsored plans covering defined benefit plans are based on employees' years of service and compensation during employment with DFVC. The majority of pension benefits are based upon the participant's highest average "total compensation" paid during any sixty consecutive months out of the last 180 months of service accumulated for each year of service. DFVC through DFC makes contributions to the defined benefit plans at least equal to the minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets are primarily invested in bonds, stocks and real estate. DFVC's pension cost for these defined benefit plans was $3,218, $1,397 and $1,905 for the fiscal years ended May 1998, 1997 and 1996, respectively.

The DFC-sponsored multi-employer plans principally cover production workers. DFVC's pension expense under these plans was $868, $951 and $1,162 for the fiscal years ended May 1998, 1997 and 1996, respectively.

NOTE 11 - PROFIT SHARING PLAN

DFC maintains noncontributory profit sharing plans for certain of DFVC's employees. DFVC contributions under these plans are made at the discretion of DFC's Board of Directors. Expense for these plans was $1,405, $1,317 and $1,295 in 1998, 1997 and 1996, respectively. In addition, certain DFVC employees participate in DFC employee stock option plans.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)



NOTE 12 - POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

DFC sponsors healthcare and life insurance benefit plans for certain of DFVC's retired employees and eligible dependents. Employees are eligible for such benefits subject to minimum age and service requirements. Eligible employees that retire before the normal retirement age, along with their dependents, are entitled to benefits on a shared contribution basis. Substantially all benefits terminate at age sixty-five. DFC maintains the right to modify or eliminate these benefits.

The net postretirement benefit expense for active employees is based on an actuarial valuation. For purposes of these financial statements, the net postretirement benefit expense for retired employees of DFVC participating in the DFC-sponsored plans was computed based on the active employees at DFVC. Management believes that this method of allocation is reasonable.

The net postretirement benefit expense for 1998, 1997 and 1996 was not significant.

The accumulated postretirement benefit obligation for active employees of DFVC included in DFC-sponsored plans was approximately $665, $655 and $565 at May 31, 1998, May 25, 1997 and May 26, 1996, respectively. The accumulated benefit obligation for retirees of DFVC included in DFC-sponsored plans was approximately $1,400, $1,250 and $1,000 at May 31, 1998, May 25, 1997 and May
26, 1996, respectively. The accumulated postretirement benefit obligation was determined by an actuarial valuation which used a discount rate of 7.25% in 1998 and 8.00% in 1997 and 1996, respectively, and an assumed compensation increase of 5.00% for each year. The health care cost trend rates were assumed to be 7.00% in 1998, gradually declining to 5.00% over four years and remaining at that level thereafter. In 1997, the cost trend rates were assumed to be 7.50%, gradually declining to 5.00% over five years. In 1996, the cost trend rates were assumed to be 8.00%, gradually declining to 5.00% over six years. A one percentage point increase in the assumed health care cost trend rates would not significantly impact the accumulated postretirement benefit obligation or the net periodic benefit expense in any of the three years ended May 31, 1998. The short-term and long-term portions of the postretirement benefit obligation as of May 31, 1998, May 25, 1997 and May 26, 1996 were reflected in the accompanying consolidated balance sheets.

NOTE 13 - SPECIAL CHARGE

In May 1996, DFVC adopted a plan to reduce costs, rationalize production capacity and provide for projected severance costs which reduced fiscal 1996 income before taxes by $37,346. The implementation of the plan included the elimination of more than 200 manufacturing and administrative positions, closure of five manufacturing facilities and the disposition of certain assets held by two other facilities. In fiscal 1997, DFVC recorded an additional charge of $9,644 to provide for employee and asset relocation costs associated with plant consolidation.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


As of May 1998, DVFC had disposed of or closed five manufacturing facilities and eliminated 413 positions. The remaining reserves are anticipated to be used for continuing severance benefits and certain exit costs related to a facility in the process of being closed.

The following table sets forth the activity for the special charge reserve for 1998, 1997 and 1996 and the reserve balances at May 31, 1998, May 25, 1997 and May 26, 1996 which are included in accrued liabilities in the accompanying balance sheets.

                                                       Employee
                               Plant         Asset     Related
                           closure costs   write-offs    Costs     Total

1996 charge                 $  5,677        $29,450    $ 2,219    $37,346
Cash payments                   (753)             -        (51)      (804)
Non-cash charges                   -        (26,185)         -    (26,185)
                            --------        -------    -------    -------

Balance at May 26, 1996        4,924          3,265      2,168     10,357

Provision                      8,935              -        709      9,644
Cash payments                 (9,733)             -          -     (9,733)
Non-cash charges                  42         (3,253)    (1,264)    (4,475)
                            --------        -------    -------    -------

Balance at May 25, 1997        4,168             12      1,613      5,793

Cash payments                (10,021)             -     (1,060)   (11,081)
Non-cash charges                  -          (5,782)         -     (5,782)
Net transfers (to) from DFC    8,353          5,770      1,544     15,667
                            --------        -------    -------    -------

Balance at May 31, 1998     $  2,500        $     -    $ 2,097    $ 4,597
                            ========        =======    =======    =======


NOTE 14 - BUSINESS ACQUISITIONS

In August 1995, DFVC purchased substantially all of the assets of a frozen vegetable processor and distributor with annual sales of approximately $40.0 million. The acquisition was accounted for by the purchase method and the purchase price of $21.7 million was allocated primarily to inventory and fixed assets. The results of operations of the acquisition have been included in the consolidated financial statements of DFVC from the acquisition date. On a pro forma basis, the results of operations (unaudited) of the company acquired would not have had a material effect on DFVC's net income in fiscal 1996.

                          DEAN FOODS VEGETABLE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (dollars in thousands)


NOTE 15 - COMMITMENTS AND CONTINGENCIES

DFVC is involved in litigation and in administrative proceedings and investigations in various jurisdictions relating to certain civil, environmental, product liability and employment matters. It is DFVC's policy to accrue for legal and environmental matters when it is probable that a liability has been incurred and an amount is reasonably estimable. DFVC believes that recorded reserves are sufficient to provide for exposures meeting this definition.

An action has been brought against DFVC for damages and lost profits related to an alleged breach of contract. The plaintiff filed a suit claiming that DFVC had entered into an outputs or requirements contract subject to the Uniform Commercial Code related to the hauling of vegetable "by-product" from the Hartford, Michigan processing plant of DFVC and that the closure of the Hartford, Michigan facility was not in good faith. DFVC terminated its relationship with the plaintiff upon the closure of the Hartford facility as part of the rationalization of production capacity discussed in Note 13. In August 1998, a final judgment against DFVC was rendered in favor of the plaintiff in the amount of $2.5 million. At May 31, 1998, management believes that DFVC had adequate reserves allocated to this contingency in the special charge reserve discussed in Note 13.

NOTE 16 - SUBSEQUENT EVENT

On July 25, 1998, Agrilink Foods, Inc. ("Agrilink"), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from DFC substantially all of the net operating assets of DFVC for cash of approximately $400.0 million and Agrilink's aseptic food business. Agrilink's aseptic food business has annual sales of approximately $100.0 million. Upon completion of this transaction, DFC will no longer actively sell products in the frozen and canned vegetables markets.

                          DEAN FOODS VEGETABLE COMPANY
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE THREE MONTHS ENDED
                       AUGUST 30, 1998 AND AUGUST 24, 1997
                                 (In Thousands)

                                      Three Months Ended
                                  ---------------------------
                                  August 30,      August 24,
                                     1998            1997
                                  ----------      ----------


Net sales                         $106,440        $109,575

Costs of products sold              81,199          89,166
Selling, general and
    administrative expenses         26,126          23,476

Interest expense                     2,002           2,077

Other income                           180             201
                                  --------        --------
Loss before income taxes            (2,707)         (4,943)

Income tax benefit                  (1,083)         (1,977)
                                  ---------       ---------

Net loss                          $ (1,624)       $ (2,966)
                                  ========        =========


See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       AUGUST 30, 1998 AND AUGUST 24, 1997
                                 (In Thousands)


                                                        Three Months Ended
                                                     -------------------------
                                                     August 30,     August 24,
                                                        1998           1997
                                                     ----------     ----------

                           ASSETS

CURRENT ASSETS:                                       $    575      $    385
  Cash
  Accounts receivable,
    less allowance for doubtful
    accounts of $500 in 1998 and 1997                   28,317        25,273
  Inventories                                          166,009       154,762
  Other current assets                                  21,862        27,853
                                                      --------      --------
     Total Current Assets                              216,763       208,273
                                                      --------      --------

PROPERTIES:
  Property, plant and equipment, net                   131,855       138,769

OTHER ASSETS                                            45,521        47,306
                                                      --------      --------

    Total Assets                                      $394,139      $394,348
                                                      ========      ========

                   LIABILITIES AND EQUITY

CURRENT LIABILITIES:                                  $ 83,224      $ 73,366
  Accounts payable and accrued liabilities
  Accounts payable to related parties                   27,008        11,965
  Current portion of note payable to related parties     5,438         5,143
  Current portion of long-term debt                        344           731
                                                      --------      --------
     Total Current Liabilities                         116,014        91,205
                                                      --------      --------

LONG-TERM LIABILITIES
  Long-term debt                                         2,449         2,794
  Note payable to related parties                        3,087         7,455
  Deferred income taxes and other liabilities          22,386        22,476
                                                      --------      --------
    Total Long-Term Liabilities                         27,922        32,725
                                                      --------      --------

EQUITY - Investments by and advances from DFC          250,203       270,418
                                                      --------      --------

    Total Liabilities and  Equity                     $394,139      $394,348
                                                      ========      ========

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                       AUGUST 30, 1998 AND AUGUST 24, 1997
                                 (In Thousands)

                                                         Three Months Ended
                                                        ----------------------
                                                        August 30,  August 24,
                                                          1998         1997
                                                        ---------   ----------


Net cash (used by)/provided from operations             $  (956)    $ 17,673
                                                        ---------   --------

Cash flows from investing activities:
     Capital expenditures                                (3,187)      (4,356)
                                                        --------    ---------
Net cash used in investing activities                    (3,187)      (4,356)
                                                        --------    ---------

Cash flows from financing activities
     Repayment of long-term debt                           (159)        (182)
     Net repayments of notes payable to related parties  (1,054)        (959)
     Increase (decrease) in advances from DFC             5,630      (12,026)
                                                        -------     ---------
Net cash provided by (used for) financing activities      4,417      (13,167)
                                                        -------     --------

Increase in cash                                            274          150

Cash - beginning of period                                  301          235
                                                        -------     --------

Cash - end of period                                    $   575     $    385
                                                        =======     ========




See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Dean Foods Vegetable Company and its subsidiaries ("DFVC") is a division of Dean Foods Company ("DFC") and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

The accompanying condensed consolidated financial statements reflect the "carve-out" financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The condensed consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - UNAUDITED QUARTERLY INFORMATION

In the  opinion  of the  Company,  all  adjustments,  consisting  only of normal recurring  adjustments,  necessary  for a fair  presentation  of  the  unaudited condensed consolidated financial statements have been included herein. Certain information and footnote disclosures normally included in the financial statements have been omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's Consolidated Financial Statements for the year ended May 31, 1998.

                              DEAN FOODS VEGETABLE COMPANY
              NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - INVENTORIES

The following is an unaudited tabulation of inventories by class at August 30, 1998 and August 24, 1997 (In Thousands).

                                                  August 30,       August 24,
                                                    1998             1997
                                                  ----------       ----------

Raw materials and supplies                        $ 12,989          $ 14,207
Materials in process                                49,017            50,329
Finished goods                                     108,937            97,613
                                                  --------          --------
                                                   170,943           162,149
Less:  Excess of current cost over stated
           value of last-in, first-out
           inventories                               4,934             7,387
                                                  --------          --------

Total inventories                                 $166,009          $154,762
                                                  ========          ========


NOTE 4 - SALE OF COMPANY

On September 22, 1998, Agrilink Foods, Inc. ("Agrilink"), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from Dean Foods Company (DFC) substantially all of the net operating assets of the Company for cash of approximately $400.0 million and Agrilink's aseptic food business.

                                               AGRILINK FOODS, INC.
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                         FOR THE YEAR ENDED JUNE 27, 1998
                                                                                                      PRO FORMA
                                                                                       -------------------------------------
                                                                                       ASEPTIC
                                                                                       BUSINESS     TRANSACTIONS
                                                           AGRILINK        DFVC        DISPOSAL     AND OFFERING
                                                         (HISTORICAL)   (HISTORICAL) ADJUSTMENTS(a) ADJUSTMENTS      TOTAL
                                                         ------------   ------------ -------------- ------------     -----
                                                                                (DOLLARS IN MILLIONS)
Net sales................................................  $ 719.7       $ 541.2       $(97.9)       $ 79.0 (b)     $1,242.0
Cost of sales............................................   (524.1)       (397.6)        81.3         (25.0)(c)       (865.4)
                                                           -------       --------        ----        ------         --------
         Gross profit....................................    195.6         143.6        (16.6)         54.0            376.6
Selling, administrative and general......................   (141.9)       (104.9)         0.1         (41.7)(d)       (288.4)
Income from Great Lakes Kraut Company....................      1.9            --           --            --              1.9
Amortization of unallocated excess of purchase cost
  over net assets acquired...............................       --            --           --         (10.4)(e)        (10.4)
                                                           -------       -------       ------        ------         --------
         Operating income before extraordinary items and
         before dividing with Pro-Fac....................     55.6          38.7        (16.5)          1.9             79.7
Total interest expense...................................    (30.6)         (9.2)         1.4         (34.5)(f)        (72.9)
                                                           -------       -------       ------        ------         --------
         Pre-tax income before extraordinary items and
         before dividing with Pro-Fac....................     25.0          29.5        (15.1)        (32.6)             6.8
Pro-Fac share of income..................................    (12.5)           --          7.6           1.5 (g)         (3.4)
                                                           -------       -------       ------        ------         --------
         Income before taxes.............................     12.5          29.5         (7.5)        (31.1)             3.4
(Provision) benefit for taxes............................     (5.7)        (11.8)         3.4          12.1 (h)         (2.0)
                                                           -------       -------       ------        ------         --------
         Income (loss) before extraordinary items........  $   6.8         $17.7       $ (4.1)       $(19.0)        $    1.4
                                                           =======       =======       ======        ======         ========

           See accompanying notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.


                                                         Agrilink Foods, Inc.
                                                   Notes to Unaudited Pro Forma
                                           Condensed Consolidated Statement of Operations
                                                  For the Year Ended June 27, 1998

(a)  To reflect the sale of the Aseptic  Business to Dean Foods.  In conjunction with this  transaction,  it is anticipated
     Agrilink will recognize a gain.  Such gain has not been  reflected  in the  unaudited  Pro  Forma Condensed Consolidated
     Statement  of   Operations,   as  the  gain  is   considered non-recurring.

(b)  Represents a  reclassification  of promotional  expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling,  administrative  and general  expenses in pro forma adjustment (d) below.

(c)  To reflect the net of (dollars in millions):
          Cost savings anticipated under existing contracts with the suppliers of product packaging.....       $  2.5
          Reclassification of warehousing expenses of DFVC to conform presentation to that of Agrilink.
          Such amount is equal to the adjustment of selling, administrative and general expenses in pro
          forma adjustment (d) below.....................................................................        (27.5)
                                                                                                                ------
                                                                                                                $(25.0)
                                                                                                                ======

(d)  To reflect the net of (dollars in millions):
          Reclassification   of   promotional   expenses   of  DFVC  to   conform presentation to
          that of Agrilink.  Such amount is equal to the adjustment to the net sales in pro forma
          adjustment (b) above...........................................................................       $(79.0)
          Reclassification of warehousing expenses to conform presentation to that of Agrilink. Such
          amount is equal to the adjustment to the net sales in pro forma adjustment (c) above...........         27.5
          To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Agrilink and DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed within one year from the consummation
          date of the Acquisition...........................................................................       9.8
                                                                                                               -------
                                                                                                               $ (41.7)
                                                                                                               =======

(e)  To reflect $10.4 million of additional goodwill  amortization  relating to  the  Acquisition  assuming  an  amortization period  of 20  years.  Depreciation and amortization recorded by the Company subsequent to the Acquisition  will be determined based upon the fair values of acquired assets and their related lives as ultimately  recorded  under  purchase accounting.

(f)  To reflect the net  adjustment to interest  expense as follows  (dollars in millions):
         Notes at an interest rate of 11.875%..............................................................    $  23.8
         Borrowings under the New Credit Facility (at the rates applicable upon the syndication
         thereof)..........................................................................................       40.1
         Subordinated Promissory Note at an interest rate of 5.0% (non-cash)...............................        1.5
         Amortization of debt issuance costs...............................................................        3.2
         Less historical interest expense net adjustment...................................................      (33.3)
         Less amortization of debt issuance costs related to debt repaid...................................       (0.8)
                                                                                                               -------
                                                                                                               $  34.5
                                                                                                               =======

         The  elimination  of debt  issuance  costs and  premiums  to be paid to extinguish  existing debt will be recognized as an extraordinary  item ($18.0 million,  net of a $10.5 million tax benefit) (before allocation to Pro-Fac) in the  Company's statement  of  operations  for the first fiscal  quarter  of 1999.  Such  charge has not been  reflected  in the unaudited
         Pro Forma Condensed Consolidated Statement of Operations.

         Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma
         Consolidated Statement of Operations as they are considered  nonrecurring.  Such fees, which will be reflected in the
         Company's 1999 second fiscal quarter, are estimated to be  approximately  $5.6 million  (before  allocation to Pro-Fac and before taxes).

 (g)     To reflect the  anticipated  effect of the earnings  split with Pro-Fac for pro  forma  adjustments  assuming  that  the sharing  of  earnings provision under the Marketing Agreement will continue.

 (h)     To reflect the income tax effect of the pro forma  adjustments based on an assumed statutory income tax rate of 39.0%.

                                               AGRILINK FOODS, INC.
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE QUARTER ENDED SEPTEMBER 26, 1998

                                                                                                     PRO FORMA
                                                                                     -----------------------------------------
                                                                                        ASEPTIC
                                                                                        BUSINESS      TRANSACTIONS
                                                          AGRILINK         DFVC         DISPOSAL      AND OFFERING
                                                         (HISTORICAL)   (HISTORICAL)  ADJUSTMENTS(a)  ADJUSTMENTS      TOTAL
                                                         ------------   ------------  --------------  ------------     -----
                                                                                (DOLLARS IN MILLIONS)
Net sales...............................................   $ 182.6         $106.4       $(24.9)       $ 15.5 (b)      $ 279.6
Cost of sales...........................................    (135.9)         (81.2)        20.8          (5.5)(c)       (201.8)
                                                           -------         ------       ------        ------          -------
         Gross profit...................................      46.7           25.2         (4.1)         10.0             77.8
Selling, administrative and general.....................     (34.9)         (25.9)          --          (6.9)(d)        (67.7)
Income from Great Lakes Kraut Company...................       0.6             --           --            --              0.6
Gain on the sale of the Aseptic Business................      64.2             --           --         (64.2)(e)           --
Amortization of unallocated excess of purchase cost
  over net assets acquired..............................        --             --           --          (2.4)(f)         (2.4)
                                                           -------         ------       ------        ------          -------
         Operating income before extraordinary items and
         before dividing with Pro-Fac...................      76.6           (0.7)        (4.1)        (63.5)             8.3
Total interest expense..................................      (8.3)          (2.0)         0.4          (9.3)(g)        (19.2)
                                                           -------         ------       ------        ------          -------
         Pre-tax income (loss) before extraordinary
         items and before dividing with Pro-Fac.........      68.3           (2.7)        (3.7)        (72.8)           (10.9)
Pro-Fac share of (income) loss..........................      (5.7)            --          1.9           9.2 (h)          5.4
                                                           -------         ------       ------        ------          -------
         Income before taxes............................      62.6           (2.7)       (1.8)         (63.6)            (5.5)
(Provision) benefit for taxes...........................     (24.3)           1.1         0.8           24.8 (e)(i)       2.4
                                                           -------         ------       ------        ------          -------
         Income (loss) before extraordinary items.......   $  38.3         $ (1.6)      $ (1.0)       $(38.8)         $  (3.1)
                                                           =======         ======       ======        ======          =======

           See accompanying notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.


                                               AGRILINK FOODS, INC.
                                          NOTES TO UNAUDITED PRO FORMA
                                  CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     FOR THE QUARTER ENDED SEPTEMBER 26, 1998


 (a)     To reflect  the sale of the  Aseptic  Business  to Dean Foods which was completed in conjunction with the transaction.

 (b)     Represents  a  reclassification  of  promotional  expenses  of  DFVC to conform  presentation to that of Agrilink.  Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (d) below.

 (c)     To reflect the net of (dollars in millions):
            Cost savings anticipated under existing contracts with the suppliers of product packaging........   $  0.6
            Reclassification of warehousing expenses of DFVC to conform presentation to that of Agrilink.
            Such amount is equal to the adjustment of selling, administrative and general expenses in pro
            forma adjustment (d) below.......................................................................     (6.1)
                                                                                                                ------
                                                                                                                $ (5.5)
                                                                                                                ======
 (d)     To reflect the net of (dollars in millions):
            Reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink
            Such amount is equal to the adjustment to the net sales in pro forma adjustment (b) above........   $(15.5)
            Reclassification of warehousing expenses to conform presentation to that of Agrilink. Such
            amount is equal to the adjustment to the net sales in pro forma adjustment (c) above.............      6.1
            To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Agrilink and DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed within one year from the consummation
            date of the Acquisition...........................................................................     2.5
                                                                                                                ------
                                                                                                                $ (6.9)
                                                                                                                ======
 (e)     To eliminate the gain recognized on the sale of the Aseptic Business to Dean Foods (net of income taxes of $25.0 million).
         Such income has not been  reflected  in the  unaudited  Pro  Forma  Condensed Consolidated Statement of Operations, as the
         gain is considered nonrecurring.

 (f)     To reflect $2.4 million of additional goodwill amortization relating to the Acquisition assuming an amortization period of
         20  years.  Depreciation and amortization recorded by the Company subsequent to the Acquisition  will be determined  based upon the fair values of acquired assets and their related lives as ultimately  recorded  under  purchase accounting.

 (g)     To reflect the net  adjustment to interest  expense as follows (dollars in millions):
            Notes at an interest rate of 11.875%.........................................................     $  5.9
            Borrowings under the New Credit Facility (at the rates applicable upon the syndication
            thereof).....................................................................................       10.3
            Subordinated Promissory Note at an interest rate of 5.0% (non-cash)..........................        0.4
            Amortization of debt issuance costs..........................................................        0.8
            Less historical interest expense net adjustment..............................................       (7.9)
            Less amortization of debt issuance costs related to debt repaid..............................       (0.2)
                                                                                                              ------
                                                                                                              $  9.3
                                                                                                              ======

         The  elimination  of debt  issuance  costs and  premiums  to be paid to extinguish  existing debt have been recognized as an extraordinary item in the  Statement of  Operations  for the quarter  ended  September 26, 1998.  Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

         Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma
         Consolidated Statement of Operations as they are considered  nonrecurring.  Such fees, which will be reflected in the
         Company's 1999 second fiscal quarter, are estimated to be  approximately $5.6 million (before  allocation  to Pro-Fac and before taxes).

 (h)     To reflect the  anticipated  effect of the earnings  split with Pro-Fac for pro  forma  adjustments  assuming  that  the sharing  of  earnings provision under the Marketing Agreement will continue.

 (i)     To reflect the income tax effect of the pro forma  adjustments based on an assumed statutory income tax rate of 39.0%.
